UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2011

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced that (i) Bryce Blair, the Company’s Chairman and Chief Executive Officer, had chosen to retire from the role of CEO at the end of 2011, (ii) effective on January 1, 2012, Timothy J. Naughton, the Company’s current President and a director, would assume the additional title and role of Chief Executive Officer, and (iii) effective January 1, 2012, Mr. Blair would remain as Chairman of the Board and would devote at least half his work time that year to AvalonBay matters.  The Company also previously announced that, after review, the Board had determined to phase out over a period of time individual employment agreements with the four executives who had employment agreements, namely Messrs. Blair and Naughton as well as Thomas J. Sargeant, Chief Financial Officer, and Leo S. Horey, Executive Vice President- Operations.  Consistent with that decision, Mr. Blair’s employment agreement in his role as Chief Executive Officer will expire on January 1, 2012 and will not be replaced with a new employment agreement.  Also consistent with that decision, on December 16, 2011, the Company and Messrs. Naughton, Sargeant and Horey entered into new employment agreements (the “Substitute Employment Agreements”) to replace those executives’ prior employment agreements (the “Prior Agreements”).

The terms of the Substitute Employment Agreements for Messrs. Naughton, Sargeant and Horey are described below.

1.  Term.  The Substitute Employment Agreements will expire on December 31, 2015.  By contrast, the Prior Agreements had an evergreen feature by which the agreements would automatically renew for successive years unless the Company gave notice of a non-renewal, which would trigger the executive’s right to terminate his employment and receive severance.   For example, under Mr. Sargeant’s Prior Agreement, if the Company chose to not renew the agreement, Mr. Sargeant could terminate his employment and receive cash equal to one times the value of his base salary, annual bonus, and annual long term incentive awards, as well as accelerated vesting of long term incentive awards.

The Board considered it significant that the executives relinquished their right to an evergreen employment agreement with a right of severance for a non-renewal.

2.  Severance.   Under the Substitute Employment Agreements, if the Company terminates the executive’s employment without cause, the executive will be entitled to a multiple of Covered Compensation, which is defined as annual base salary and annual cash bonus.  In the case of Messrs. Naughton and Sargeant, the multiple is two times unless the termination is in connection with a sale of the Company, in which case the multiple is three times.  In Mr. Horey’s case, the multiple is one times unless the termination is in connection with a sale of the Company, in which case the multiple is two times.

The Board considered it significant that the executives relinquished their right under the Prior Agreements to a greater multiple of Covered Compensation, to a more expansive definition of covered compensation (which included the value of annual long term incentive awards), and to the right to simply resign following a sale of the company and receive severance (single trigger).

Under the Substitute Employment Agreements, as with the Prior Agreements, in connection with a termination without cause the executives will also receive a cash payment representing the pro rata value of their annual bonus and long term incentive award for the portion of the year worked, and the executives’ unvested long term incentive awards (restricted stock and options) will vest.

The Substitute Employment Agreements provide that it would be considered a termination without cause:  (a) of Mr. Naughton, if his title is reduced to below that of Chief Executive Officer after January 1, 2012 or if he does not report directly to the full Board, (b) of Mr. Sargeant, if his title is not that of Chief Financial Officer or he is not the most senior financial officer, and (c) of Mr. Horey, if his title is reduced to below that of Executive Vice President or he is not a member of the executive officer group.

3.  No Severance in Connection with Death, Disability or Non-Renewal.   Unlike the Prior Agreements, the Substitute Employment Agreements provide no severance in the event of termination of employment due to (a) death, (b) disability or (c) departure following a decision by the Company not to renew the agreement at the end of its term.

4.  No Tax Gross Up.  Unlike the Prior Agreements, there will be no tax gross up if an excise tax is imposed on severance payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the “golden parachute tax”).  If the executives would be better off with reduced severance in order to avoid the effect of the golden parachute tax, then their severance will be reduced accordingly.

5.  One Time Supplemental Award.  In consideration of relinquishing the protections and benefits of the Prior Agreements, and in consideration of helping with a smooth organization transition related to the CEO transition to occur on January 1, 2012, Messrs. Sargeant and Horey (but not Mr. Naughton) will receive a one time award of restricted stock on December 30, 2011.  In the case of Mr. Sargeant, the number of shares awarded shall be equal to $1 million divided by the closing price of the Company’s stock on that date (the “Closing Price”).  In the case of Mr. Horey, the number of shares awarded shall be equal to $300,000 divided by the Closing Price.  Of the shares awarded, 75% will vest on December 31, 2013, and 25% will vest on December 31, 2014.  The restricted stock award will generally have the terms and conditions in the Company’s annual restricted stock agreement, including accelerated vesting upon death, disability, sale of the Company, or retirement (as defined in the agreement), except that there shall be no automatic vesting for a retirement that occurs prior to December 31, 2013.

6.  Other Compensation Provisions.  Provisions in the Prior Agreement that provided certain perquisites, such as an annual allowance of $5,000, have not been carried over to the Substitute Employment Agreements.  As with the Prior Agreements, the Substitute Employment Agreements provide that it would be a default under the agreements if the Company takes bad faith actions  with respect to an executive’s annual compensation and bonus awards, which bad faith must be demonstrated by reference to the awards set for and awarded other officers.  The executive must provide the Company notice of such an alleged default and an opportunity to cure.  In the event of such a  default that is not cured, the executive would be entitled to terminate employment and receive the same level of severance as in a termination without cause.

Attached as exhibits are the Substitute Employment Agreements of Messrs. Naughton, Sargeant and Horey, which include the form of the one time supplemental restricted stock award for Messrs. Sargeant and Horey.

ITEM 9.01            Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Timothy J. Naughton, dated as of December 16, 2011. (Filed herewith)

10.2	Employment Agreement between the Company and Thomas J. Sargeant, dated as of December 16, 2011. (Filed herewith)

10.3	Employment Agreement between the Company and Leo S. Horey, dated as of December 16, 2011. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

December 21, 2011
	By:	/s/ Thomas J. Sargeant
Name: Thomas J. Sargeant
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Timothy J. Naughton, dated as of December 16, 2011.

10.2	Employment Agreement between the Company and Thomas J. Sargeant, dated as of December 16, 2011.

10.3	Employment Agreement between the Company and Leo S. Horey, dated as of December 16, 2011.